UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 19, 2015 (June 15, 2015)

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-196735	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1624 Market Street, Suite 201, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(720) 442-0052
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report, all references to “we,” “us,” “our,” or the “Company” refer to the Registrant, MassRoots, Inc.

Item 5.02

Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2015, the Company retained Mr. Daniel C. Hunt as Chief Operating Officer of the Company, effective immediately. Mr. Hunt succeeds Ms. Hyler Fortier, who resigned as Chief Operating Officer of the Company as of that same date. Ms Fortier will continue with the Company as the Company’s Director of Branding, a non-executive role.

On that same date, the Company’s Board of Directors (the “Board”) ratified an amendment to Mr. Hunt’s employment agreement (the “Amended Employment Agreement”). The Amended Employment Agreement provides that Mr. Hunt will receive a salary of $78,000 per year and is an “at-will” agreement and may be terminated by either party with or without cause with one (1) month’s written notice. No retirement plan, health insurance or other employee benefits were awarded to Mr. Hunt and he shall serve at the direction of the Company’s Chief Executive Officer and Board.

The foregoing summary of the Amended Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Employment Agreement, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

The business experience of Mr. Hunt is set forth below:

Daniel C. Hunt– Since June 2015, Mr. Hunt, age 21, has served as the Company’s Chief Operations Officer, responsible for overseeing the Company's daily operations, including marketing, sales, business development, staffing, processes and infrastructure. From July 2014 to June 2015, Mr. Hunt served as the Company's Vice President of Marketing, where he was responsible for the coordination and implementation of the Company’s marketing initiatives. From June 2011 to July 2014, Mr. Hunt served as Head of Business Development for SearchParty Music, a media production company in Massachusetts. Prior to joining the Company, Mr. Hunt attended James Madison University from 2012-2014, where he gained experience while supporting the operations of early-stage startups as a member of the Society of Entrepreneurs.

Mr. Hunt has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no family relationships required to be disclosed pursuant to Item 404(d) of Regulation S-K, and the Company has not entered into or adopted a material compensatory plan to which its principal executive officers participate in or are a party.

Item 8.01

Other Events

On June 15, 2015, the Company issued a press release titled, “MassRoots Crosses 375,000 Users; Becomes Verified By Twitter.” A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended Employment Agreement between the Company and Daniel Hunt.
99.1	Press Release Entitled “MassRoots Crosses 375,000 Users; Becomes Verified By Twitter.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: June 19, 2015	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer